Exhibit 7

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						1Q24 Increase/
	March 31,	June 30,	September 30,	December 31,	March 31,	(Decrease) from
	2023	2023	2023	2023	2024(1)	4Q23	1Q23
Assets
Cash and due from banks (including segregated cash and other deposits)	$26,224	$25,763	$26,548	$27,342	$25,174	(8)%	(4)%
Deposits with banks, net of allowance	302,735	271,145	227,439	233,590	247,556	6%	(18)%
Securities borrowed and purchased under resale agreements, net of allowance	384,198	337,103	335,059	345,700	344,264	-	(10)%
Brokerage receivables, net of allowance	55,491	60,850	66,194	53,915	61,314	14%	10%
Trading account assets	383,906	423,189	406,368	411,756	431,468	5%	12%
Investments
Available-for-sale debt securities	240,487	237,334	241,783	256,936	254,898	(1)%	6%
Held-to-maturity debt securities, net of allowance	264,342	262,066	259,456	254,247	252,459	(1)%	(4)%
Equity securities	7,749	7,745	7,759	7,902	7,826	(1)%	1%
Total investments	512,578	507,145	508,998	519,085	515,183	(1)%	1%
Loans
Consumer(2)	363,696	374,591	377,714	389,197	381,759	(2)%	5%
Corporate(3)	288,299	286,021	288,634	300,165	292,819	(2)%	2%
Loans, net of unearned income	651,995	660,612	666,348	689,362	674,578	(2)%	3%
Allowance for credit losses on loans (ACLL)	(17,169)	(17,496)	(17,629)	(18,145)	(18,296)	(1)%	(7)%
Total loans, net	634,826	643,116	648,719	671,217	656,282	(2)%	3%
Goodwill	19,882	19,998	19,829	20,098	20,042	-	1%
Intangible assets (including MSRs)	4,632	4,576	4,540	4,421	4,338	(2)%	(6)%
Premises and equipment, net of depreciation and amortization	27,119	27,818	27,959	28,747	29,188	2%	8%
Other assets, net of allowance	103,522	102,972	96,824	95,963	97,701	2%	(6)%
Total assets	$2,455,113	$2,423,675	$2,368,477	$2,411,834	$2,432,510	1%	(1)%

Liabilities
Non-interest-bearing deposits in U.S. offices	$123,969	$109,844	$104,061	$112,089	$112,535	-	(9)%
Interest-bearing deposits in U.S. offices	587,477	590,700	569,428	576,784	570,259	(1)%	(3)%
Total U.S. deposits	711,446	700,544	673,489	688,873	682,794	(1)%	(4)%
Non-interest-bearing deposits in offices outside the U.S.	90,404	91,899	84,663	88,988	87,936	(1)%	(3)%
Interest-bearing deposits in offices outside the U.S.	528,609	527,424	515,354	530,820	536,433	1%	1%
Total international deposits	619,013	619,323	600,017	619,808	624,369	1%	1%

Total deposits	1,330,459	1,319,867	1,273,506	1,308,681	1,307,163	-	(2)%
Securities loaned and sold under repurchase agreements	257,681	260,035	256,770	278,107	299,387	8%	16%
Brokerage payables	76,708	69,433	75,076	63,539	73,013	15%	(5)%
Trading account liabilities	185,010	170,664	164,624	155,345	156,652	1%	(15)%
Short-term borrowings	40,187	40,430	43,166	37,457	31,910	(15)%	(21)%
Long-term debt	279,684	274,510	275,760	286,619	285,495	-	2%
Other liabilities, plus allowances(4)	76,365	79,314	69,380	75,835	71,492	(6)%	(6)%
Total liabilities	$2,246,094	$2,214,253	$2,158,282	$2,205,583	$2,225,112	1%	(1)%

Equity
Stockholders' equity
Preferred stock	$20,245	$20,245	$19,495	$17,600	$17,600	-	(13)%
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	108,369	108,579	108,757	108,955	108,592	-	-
Retained earnings	198,353	199,976	202,135	198,905	200,956	1%	1%
Treasury stock, at cost	(73,262)	(74,247)	(74,738)	(75,238)	(74,865)	-	(2)%
Accumulated other comprehensive income (loss) (AOCI)	(45,441)	(45,865)	(46,177)	(44,800)	(45,729)	(2)%	(1)%
Total common equity	$188,050	$188,474	$190,008	$187,853	$188,985	1%	-

Total Citigroup stockholders' equity	$208,295	$208,719	$209,503	$205,453	$206,585	1%	(1)%
Noncontrolling interests	724	703	692	798	813	2%	12%
Total equity	209,019	209,422	210,195	206,251	207,398	1%	(1)%
Total liabilities and equity	$2,455,113	$2,423,675	$2,368,477	$2,411,834	$2,432,510	1%	(1)%

(1)	March 31, 2024 is preliminary.

(2)	Consumer loans include loans managed by USPB, Wealth, and All Other—Legacy Franchises (other than Mexico small business and middle-market banking (Mexico SBMM) loans) that are included in Consumer loans.

(3)	Corporate loans include loans managed by Services, Markets, Banking, and All Other—Legacy Franchises—Mexico SBMM that are included in Corporate loans.

(4)	Includes allowance for credit losses for unfunded lending commitments. See page 19.

NM Not meaningful.

Reclassified to conform to the current period's presentation.